                                  EXHIBIT 99.1


For Immediate Release


For More Information Contact:
David D. Stovall, President & CEO
Habersham Bancorp
(706) 778-1000 or (800) 822-0316


HABERSHAM BANCORP ANNOUNCES FOURTH  QUARTER  EARNINGS

CORNELIA, GA. January 30, 2004, Habersham Bancorp (NASDAQ: HABC) reports fourth quarter earnings of $415,000 or $.14 per share diluted, a decrease of 26.32% when compared to fourth quarter earnings from continuing operations of $532,000 or $.19 per share diluted in 2003. Included in income for the quarter ended December 31, 2002 was an after-tax gain of approximately $33,000 relating to the sale of Habersham Bancorp's holdings of Greater Rome Financial Corp common stock.

Year-to-date net income for the year ended December 31, 2003 was $2,318,000 or $.80 per share diluted, a decrease of 35.48% when compared to income from continuing operation of $3,493,000 or $1.24 per share diluted for the year ended December 31, 2002. Included in net income from continuing operations for the year ended December 31, 2002 are after-tax gains of approximately $33,000, $183,000, and $553,000 relating to the sale of the Company's holdings of Greater Rome Financial Corp. common stock, the Company's holdings of CB Financial Corp. common stock, and the Company's holdings of FLAG Financial Corp. common stock, respectively.

Total assets of $375 million at December 31, 2003 reflects a decrease of $54 million or 12.59% from $429 million at December 31, 2002. Management reported that the decrease is due primarily to decreases in Federal Funds Sold and in the loan portfolio of Habersham Bank.

The Company's stock is listed on the Nasdaq National Market under the symbol HABC. Any requests for information regarding the purchase or sale of the common stock can be addressed to: Sterne, Agee and Leach, Inc.; Paine Webber, Inc. (formerly J.C. Bradford & Co.); SunTrust Robinson-Humprey Co., Inc.; FIG Partners, LLC; Wachovia Securities, Inc. (formerly Interstate/Johnson Lane); or First Tennessee, market makers for HABC.


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HABERSHAM BANCORP FINANCIAL HIGHLIGHTS
(Unaudited) (dollar amount in thousands, except per share amounts)


                                                                     Three Months Ended               Twelve Months Ended
                                                                        December 31,                     December 31,
                                                                     2003            2002            2003            2002
                                                                  ----------      ----------      ----------      ----------

EARNINGS SUMMARY
Interest income                                                   $    5,222      $    6,426      $   22,285      $   26,794
Interest expense                                                       1,811           2,755           8,121          12,041
                                                                  ----------      ----------      ----------      ----------
   Net interest income                                                 3,411           3,671          14,164          14,753

Provision for loan losses                                                162             419             950           1,307
                                                                  ----------      ----------      ----------      ----------
Net interest income after provision for loan losses                    3,249           3,252          13,214          13,446

Other income                                                             804             775           3,661           3,112
Investment securities gains                                              199               8             211             851
Other expense                                                          3,805           3,331          14,041          12,787
                                                                  ----------      ----------      ----------      ----------
      Income before income tax expense from
       continuing operations                                             447             704           3,045           4,622

Income tax expense                                                        32             172             727           1,129
                                                                  ----------      ----------      ----------      ----------
Income from continuing operations                                        415             532           2,318           3,493

Income from discontinued operations, net of
   taxes of  $669 and $1,220                                               0             445               0           2,338
                                                                  ----------      ----------      ----------      ----------

Net income                                                        $      415      $      977      $    2,318      $    5,831
                                                                  ==========      ==========      ==========      ==========


Income from continuing operations per common share-basic          $      .15      $      .19      $      .82      $     1.27
Income from discontinued operations per common share-basic               .00             .16             .00             .85
                                                                  ----------      ----------      ----------      ----------
Net income per share-basic                                        $      .15      $      .35      $      .82      $     2.12
                                                                  ==========      ==========      ==========      ==========

Income from continuing operations per common share-diluted        $      .14      $      .19      $      .80      $     1.24
Income from discontinued operations per common share-diluted             .00             .15             .00             .83
                                                                  ----------      ----------      ----------      ----------
Net income per share-diluted                                      $      .14      $      .34      $      .80      $     2.07
                                                                  ==========      ==========      ==========      ==========

Weighted average number of common shares outstanding               2,859,948       2,804,999       2,839,063       2,752,242
                                                                  ==========      ==========      ==========      ==========

Weighted average number of common and common
   equivalent shares outstanding                                   2,928,157       2,839,895       2,895,113       2,815,972
                                                                  ==========      ==========      ==========      ==========


Cash dividends declared per common share                          $     1.00      $      .06      $     1.18      $      .24